                              THE FLATLEY COMPANY

                       STANDARD FORM OF INDUSTRIAL LEASE

                           SUBMISSION NOT AN OPTION


   THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGEMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.



Revision Date:  10/85

                       TABLE OF CONTENTS
Section                                                 Page
- -------                                                 ----
1.   Incorporation of Basic Data . . . . . . . . . . .  1
2.   Premises  . . . . . . . . . . . . . . . . . . . .  3
3.   Term  . . . . . . . . . . . . . . . . . . . . . .  3
3A.  Option to Extend. . . . . . . . . . . . . . . . .  4
4.   Security Deposit. . . . . . . . . . . . . . . . .  4
5.   Annual Rent . . . . . . . . . . . . . . . . . . .  5
6.   Additional Rent
         (a) Taxes . . . . . . . . . . . . . . . . . .  5
         (b) Tax Payments. . . . . . . . . . . . . . .  6
         (c) Common Areas. . . . . . . . . . . . . . .  6
         (d) Charges for Common Areas. . . . . . . . .  7
7.   Utilities . . . . . . . . . . . . . . . . . . . .  7
8.   Tenant's Use of Premises and
     Miscellaneous Covenants. . .  . . . . . . . . . .  8
9.   Repairs to and Maintenance of Premises by Tenant.  9
10.  Subletting and Assignment . . . . . . . . . . . .  10
11.  Alterations . . . . . . . . . . . . . . . . . . .  11
12.  Trash Removal . . . . . . . . . . . . . . . . . .  11
13.  Mechanic's Liens. . . . . . . . . . . . . . . . .  12
14.  Access to Premises. . . . . . . . . . . . . . . .  12
15.  Removal of Improvements . . . . . . . . . . . . .  13
16.  Tenant's Insurance Obligations. . . . . . . . . .  13
17.  Repairs by Landlord . . . . . . . . . . . . . . .  13
18.  Damage or Destruction by Eminent Domain,
     Fire or Casualty. . . . . . . . . . . . . . . . .  14
19.  Tenant's Default
         (a) Events of Default . . . . . . . . . . . .  15
         (b) Landlord's Remedies . . . . . . . . . . .  15
             (i)  Termination of Lease . . . . . . . .  16
             (ii) Suit for Possession. . . . . . . . .  16
             (iii)Reletting of Premises. . . . . . . .  16
             (iv) Acceleration of Payment. . . . . . .  16
             (v)  Monetary Damages . . . . . . . . . .  17
             (vi) Anticipatory Breach;
                  Cumulative Remedies. . . . . . . . .  17
        (c) Waiver . . . . . . . . . . . . . . . . . .  17
        (d) Right of Landlord to Cure Tenant's Default  18
        (e) Late Payment . . . . . . . . . . . . . . .  18
        (f) Lien on Personal Property. . . . . . . . .  18
20.  Liability of Landlord; Indemnification. . . . . .  19
21.  Lease Not to be Recorded. . . . . . . . . . . . .  20
22.  Severability. . . . . . . . . . . . . . . . . . .  20
23.  Delays. . . . . . . . . . . . . . . . . . . . . .  21
24.  Estoppel Certificates . . . . . . . . . . . . . .  21
25.  Waiver of Subrogation . . . . . . . . . . . . . .  21
26.  Waiver. . . . . . . . . . . . . . . . . . . . . .  21
27.  Surrender and Holding Over. . . . . . . . . . . .  22
28.  Lease Inures to Benefit of Successors and Assigns  22
29.  Quiet Enjoyment . . . . . . . . . . . . . . . . .  22

30.  No Partnership. . . . . . . . . . . . . . . . . .  22
31.  Notices . . . . . . . . . . . . . . . . . . . . .  22
32.  Interpretation. . . . . . . . . . . . . . . . . .  23
33.  Paragraph Headings. . . . . . . . . . . . . . . .  23
34.  Broker's Commissions. . . . . . . . . . . . . . .  23
35.  Interruption of Services. . . . . . . . . . . . .  23
36.  Subordination . . . . . . . . . . . . . . . . . .  23
37.  Modification. . . . . . . . . . . . . . . . . . .  23
38.  Multiple Parties. . . . . . . . . . . . . . . . .  24
39.  Submission Not an Option. . . . . . . . . . . . .  24
40.  Financial Information . . . . . . . . . . . . . .  24
41.  Tenant's Right to Terminate . . . . . . . . . . .  24
42.  Guaranty. . . . . . . . . . . . . . . . . . . . .  24
43.  Traffic Officer . . . . . . . . . . . . . . . . .  25
44.  Entire Agreement. . . . . . . . . . . . . . . . .  25
     Exhibit "A" . . . . . . . . . . . . . . . . . . .  28
     Exhibit "B" . . . . . . . . . . . . . . . . . . .  29

                        LEASE AGREEMENT
                   (Standard Industrial Form)


     This Lease is made as of this 27th day of October, 1995, by and between the party named as landlord in the "Basic Data" set forth below (hereinafter "Landlord") and the party named as tenant in the "Basic Data" set forth below (hereinafter "Tenant"). In consideration of the mutual covenants herein set forth, the parties agree as follows:

     1. Incorporation of Basic Data. All capitalized terms in this Lease shall have the meanings as described to them in the Basic Data set forth below unless otherwise defined herein.

                           BASIC DATA

Landlord:   shall mean Thomas J. Flatley d/b/a The Flatley
            Company, having a principal place of business and current mailing address at 50 Braintree Hill Office
            Park, Braintree, MA  02184.

Tenant: shall mean DataTrend, Inc., having a principal place of business and current mailing address at 165
            University Avenue, Westwood MA 02090.

Premises:   shall mean 77,230 square feet, being the approximate
            size of the Premises and the basis on which Annual
            Rent and Additional Rent shall be paid by Tenant to Landlord, in the building located at South Braintree
            Park, 1515 Washington Street, Braintree MA 02184
            (the "Building"), which Building is located on a lot
            (the "Lot"), all as such Premises, Building and Lot are described and/or outlined in Exhibit A.

Term: shall mean the period of ten (10) years with two (2) successive five (5) year options to extend as hereinafter defined in Paragraph 3A, commencing upon the Commencement Date.

Adjustment
of Term: If the Commencement Date is other than the first day of a calendar month, this Lease shall continue in full force and effect for a period of ten (10) years from the first day of the calendar month next succeeding the Commencement Date.

Security
Deposit:    shall mean the sum of SEVENTEEN THOUSAND SIX HUNDRED
            NINETY-EIGHT AND 54/100 ($17,698.54) Dollars paid this day by Tenant to Landlord, to be held by Landlord pursuant to the terms of Paragraph 4 of this Lease.


Annual
Rent: shall mean the annual sum of TWO HUNDRED TWELVE THOUSAND THREE HUNDRED EIGHTY-TWO AND 50/100 ($212,382.50) Dollars annually, payable in equal monthly installments of SEVENTEEN THOUSAND SIX HUNDRED NINETY-EIGHT AND 54/100 ($17,698.54) Dollars, for the first (1st) full year of the Lease Term, and TWO HUNDRED SEVENTY-FOUR THOUSAND ONE HUNDRED SIXTY-SIX AND 50/100 ($274,166.50) Dollars annually, payable in equal monthly installments of TWENTY-TWO THOUSAND EIGHT HUNDRED FORTY-SEVEN AND 21/100 ($22,847.21) Dollars, for the second (2nd)
            full year of the Lease Term, and THREE HUNDRED TWELVE THOUSAND SEVEN HUNDRED EIGHTY-ONE AND 50/100 ($312,781.50) Dollars annually, payable in equal monthly installments of TWENTY-SIX THOUSAND SIXTY-FIVE AND 13/100 ($26,065.13) Dollars, for the third

            (3rd) full year of the Lease Term, and THREE HUNDRED TWENTY-EIGHT THOUSAND TWO HUNDRED TWENTY-SEVEN AND 50/100 ($328,227.50) Dollars annually, payable in equal monthly installments of TWENTY-SEVEN THOUSAND THREE HUNDRED FIFTY-TWO AND 29/100 ($27,352.29) Dollars, for the fourth (4th) full year of the Lease Term, and THREE HUNDRED THIRTY-NINE THOUSAND EIGHT HUNDRED TWELVE AND 00/100 ($339,812.00) Dollars annually, payable in equal monthly installments of TWENTY-EIGHT THOUSAND THREE HUNDRED SEVENTEEN AND 67/100 ($28,317.67) Dollars, for the fifth (5th)
            continuing through and including the sixth (6th) full year of the Lease Term, and THREE HUNDRED FIFTY-FIVE THOUSAND TWO HUNDRED FIFTY-EIGHT AND 00/100 ($355,258.00) Dollars annually, payable in equal monthly installments of TWENTY-NINE THOUSAND SIX HUNDRED FOUR AND 83/100 ($29,604.83) Dollars, for the seventh (7th) continuing through and including the eighth (8th) full year of the Lease Term, and THREE HUNDRED SEVENTY THOUSAND SEVEN HUNDRED FOUR AND 00/100 ($370,704.00) Dollars annually, payable in equal monthly installments of THIRTY THOUSAND EIGHT HUNDRED NINETY-TWO AND 00/100 ($30,892.00) Dollars, for the ninth (9th) continuing through and including the tenth (10th) full year of the Lease Term, all payable in accordance with Paragraph 5 of this Lease plus all other charges, amounts, reimbursements or other sums (collectively "Additional Rent") to be paid by Tenant to Landlord in accordance with Paragraph 6 and any other terms of this Lease calling for the payment of money by Tenant to Landlord.


Use: shall mean general business offices and the repair and resale of computers, and all other uses permitted in accordance with applicable zoning and other such by-laws, rules or ordinances, and no other use or purpose whatsoever.

Commence-
ment Date:  shall mean sixty (60) days following the later to occur of (i) the date of Lease execution by both parties or (ii) the date of plan approval by both parties. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined herein, such date of occupancy shall, for all intents and purposes of this Lease, be the Commencement Date.

            Landlord hereby agrees that Tenant shall have reasonable access to the Premises prior to the Commencement Date for purposes of painting and cleaning and construction/alteration of the office area and to commence delivery of inventory and equipment setting up production, shipping and other business uses, provided such painting, cleaning, construction/alteration, delivery and setting up does not interfere with Landlord's work.

            Landlord and Tenant agree to execute a Supplemental
            Agreement setting forth the actual Occupancy and Term Dates, once the same have been established.

Tenant's
Pro Rata
Share:         shall be based on the fraction:


          Square Footage of TENANT's Premises      =  77,230
      --------------------------------------------   -------
      Aggregate of All the Rentable Square Footage   271,035
  (whether or not rented or improved within the entire Building)


Tenant's
Insurance
Require-
ments:      Public Liability:  ONE MILLION AND 00/100
            ($1,000,000.00) Dollars for injury to one person, ONE MILLION AND 00/100 ($1,000,000.00) Dollars for injury to more than one person, per incident.

            Property Damage:  ONE MILLION AND 00/100
            ($1,000,000.00) Dollars per incident.


2. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, but reserving and excepting to Landlord the use of the exterior walls, the roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and appurtenant fixtures leading through the Premises and serving other parts of the Building or Lot in locations which will not materially interfere with Tenant's use thereof. Exhibit A is intended only to show the location of the Premises in relation to the Building and/or Lot and the initial size of such Building and Lot, and other data thereon is to be disregarded and in no event deemed or construed to be a representation that the Building or buildings, parking areas or other improvements shown thereon will be constructed and/or maintained as indicated thereon, or that additions to, or reductions from, the Building or Lot may not be made by the Landlord during the Term of this Lease, but rather the Landlord shall have the right to do so and any such addition or reduction shall take effect upon Landlord's giving notice to Tenant to that effect. Landlord reserves the right to construct or sell any free-standing buildings on any portion of the Lot.


3. Term. The Term of this Lease shall commence upon the Commencement Date, which shall be the date set forth in the Basic Data, subject to Paragraph 23 concerning unavoidable delays. The Premises shall be deemed ready for occupancy under the terms of this Lease and Landlord's obligation to deliver the Premises to Tenant as of the Commencement Date shall be deemed fulfilled if Landlord's construction within the Premises as required herein is substantially completed with the exception of minor items which can be fully completed within thirty (30) days without material interference with Tenant's occupancy of the Premises. The use by Tenant of the Premises for business shall be deemed conclusive that the Premises were substantially completed, with the exception of the mezzanine freight lift, and that Tenant accepted delivery of the Premises as substantially completed. Landlord's construction and other work shall be as set forth in Exhibit B hereto.

3A. Option to Extend. In the event TENANT is not then in default of any of the terms, conditions and covenants of this Lease Agreement and any Amendments made hereto during the Term hereof, LANDLORD shall grant to TENANT two (2) successive five (5) year options to extend the Term of this Lease for an additional period of five (5) years each (hereinafter referred to as the "Option Period"), subject to the following terms and conditions:

          1. The Premises shall be offered to TENANT for each Option Period at the then current market rent rate and terms, but in no event shall such rental be less than the last rent paid by TENANT.

          2. TENANT must exercise each Option Period separately no earlier than nine (9) calendar months but no later than six (6) calendar months prior to the termination date of the preceding term by sending written notice (hereinafter referred to as "Notice of Exercise") to LANDLORD by registered or certified mail. LANDLORD must notify TENANT nine
               (9) calendar months prior to the termination date of each term specifying the applicable rental rate.


     Such extended term shall begin respectively upon the expiration of the term of this Lease or of this Lease as extended, upon all the same terms and conditions of this Lease and any Amendments made thereto with the exception of the annual rent stipulated hereinabove.

     TENANT'S exercise of each Option Period shall be null and void unless LANDLORD receives (i) simultaneously with the notice of each exercise and (ii) thirty (30) days before the commencement of each Option Period, TENANT'S certified financial statements for the immediately preceding three (3) year period. In the event the net worth of TENANT is not sufficient in LANDLORD'S sole discretion to assure the future performance of TENANT'S obligations under the Lease during each Option Period, LANDLORD may nullify TENANT'S exercise of the Option Period. Notwithstanding the foregoing, if TENANT'S net worth is at least equal to one hundred twenty percent (120%) of it's current net worth, LANDLORD may not nullify such exercise.


4. Security Deposit. Tenant has deposited with Landlord the Security Deposit as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Annual Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonable attorney's fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall upon demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within ninety
     (90) days after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord in accordance with the terms of this Lease. In the event of a sale or other transfer of the Building, or leasing of the entire Building including the Premises subject to Tenant's tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant, to the extent of money actually transferred; and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit, to the extent of money actually transferred, then remaining. The holder of any mortgage upon the Building or Lot shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


5. Annual Rent. Tenant hereby covenants and agrees to pay to Landlord, at the place to which notices to Landlord are required to be sent or such other person or place as Landlord may from time to time designate, as Annual Rent for the Premises in lawful money of the United States, without demand, setoff or deduction, during the Term of this Lease, the sum set forth in Basic Data, payable in equal monthly installments as set forth there, in advance on the first day of each and every calendar month during said Term. Annual Rent for any fraction of a month at the commencement or expiration of said Term shall be prorated on a per diem basis.

6.   Additional Rent.

     (a) Taxes. Tenant covenants and agrees to pay, as Additional Rent, with respect to each calendar or other tax year beginning or ending during the Term hereof, an amount equal to Tenant's Pro Rata Share, as set forth in the Basic Data, of the real estate taxes (including betterments and other special assessments) allocated to the Building and Lot for such tax year. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. Tenant's Pro Rata Share of the real estate taxes shall be adjusted for and with respect to any partial tax years on a per diem basis. The expression "real estate taxes" shall include all general and special assessments, so-called, rent taxes and other governmental charges which may be charged, assessed or imposed upon the Building and Lot or Landlord. If at any time during the term hereof the present system of ad valorem taxation of real property shall be changed so that in lieu of the ad valorem tax on real property in whole or in part, or in addition thereto, there shall be assessed on Landlord a capital levy or other tax on, but not limited to, the Annual Rent and/or any Additional Rent ("Gross Rents") received with respect to the Building and Lot, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any method of taxation prevailing at the commencement of the

     Term hereof) measured by or based, in whole or in part, upon any such Gross Rents, then any and all of such taxes, assessments, levies or charges, to the extent that the same would be payable if the Building and Lot were the only property of Landlord subject to them, and if the income from the Building and Lot were the only taxable income of Landlord during the year in question, shall be deemed to be included within the term "real estate taxes". Notwithstanding anything to the contrary contained herein, "real estate taxes" shall not include Landlord's Federal or State income taxes as presently imposed.

     (b) Tax Payments. Payment of Tenant's Pro Rata Share of the real estate taxes allocated to the Building and Lot shall be paid, as Additional Rent, monthly, and at the times and in the fashion herein provided for the payment of Annual Rent. For an initial period from the Commencement Date until the end of the first full tax year in which the Building and/or Lot containing the Premises shall be assessed as a completed improvement, as distinguished from inprocess construction ("the full assessment year"), the amount so to be paid shall be the initial monthly payment reasonably fixed by Landlord on or about the Commencement Date. Promptly after the determination by any taxing authority of real estate taxes upon the Building and Lot for each tax year, Landlord shall make a determination of the Tenant's Pro Rata Share of the real estate taxes and if the aforesaid payments theretofore made for such tax year by Tenant exceed Tenant's Pro Rata Share of the real estate taxes such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if the real estate taxes for such tax year are greater than such payments theretofore made on account for such tax year, Tenant shall pay such deficiency to Landlord within ten (10) days of demand therefor. Copies of tax bills submitted by Landlord with any such statement shall be conclusive evidence of the amount of real estate taxes charged, assessed or imposed. After the full assessment year, the initial monthly payment on account of the Tenant's Pro Rata Share of the real estate taxes shall be replaced each year by a payment which is one-twelfth (1-12th) of the Tenant's Pro Rata Share of the real estate taxes for the immediately preceding tax year. An equitable adjustment shall be made in the event of any change in the method or system of taxation from that which is now applicable, including without limitation any change in the dates and periods for which such taxes were levied. Tenant shall pay all taxes upon its signs and other property in or upon the Premises and Tenant covenants and agrees to pay promptly when due all municipal, county, state and federal taxes assessed against Tenant's leasehold interest and Tenant's fixtures, furnishing, equipment, stock-in-trade, and other personal property of any kind owned, installed or existing in the Premises. For the purpose of this paragraph such taxes shall not be included within real estate taxes upon the Building and Lot.

     (c) Common Areas. Tenant and its officers, employees, agents, customers and invitees shall have the right, in common with Landlord and all others to whom Landlord may from time to time grant rights, to use the common areas of the Building and Lot for their intended purposes subject to such reasonable rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which cars owned or operated by Tenant, its officers, employees and agents must be parked. Tenant agrees after notice thereof to abide by such rules and regulations and to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord shall at all times have full control, management and direction of the common areas and the right to put the common areas to such use as the Landlord may determine in its sole discretion. Landlord shall have the right at any time and from time to time to change the layout of the common areas including, but without limitation, the right to add to or subtract from their shape and size and to alter their location; provided, however, Landlord shall always maintain such amount of parking in the common areas as may be required by local zoning law or ordinance at the time of such parking area's original construction.

     (d)  Charges for Common Areas.  Tenant shall pay its Pro
     Rata Share of the Common Areas Maintenance Costs during the Term of this Lease as Additional Rent and in the manner hereafter provided. "Common Areas Maintenance Costs" as used herein shall mean the total cost and expenses incurred by Landlord, its agents, contractors and/or designees for operating, maintaining, insuring (or, if Landlord elects to self insure, an amount equal to the cost of insurance if it were to be provided by a third party of Landlord's choosing), managing, repairing and/or replacing all or any part of the common areas and any installations therein, thereon, thereunder or thereover. Payment on account of Tenant's Pro Rata Share of the Common Areas Maintenance Costs shall be paid as Additional Rent, monthly, and at the times and in the fashion herein provided for the payment of Annual Rent based initially on Landlord's reasonable estimate. Promptly after the end of the partial calendar year during which the Term begins and promptly after the end of each year thereafter,

     Landlord shall make a determination of Tenant's Pro Rata Share of the Common Areas Maintenance Costs. If the aforesaid payments theretofore made for such period by Tenant exceed Tenant's Pro Rata Share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if Tenant's Pro Rata Share is greater than such payments theretofore made on account for such period, Tenant shall pay such deficiency to Landlord within ten (10) days of demand therefore. The initial monthly payment on account of the Common Areas Maintenance Costs shall be replaced after Landlord's determination of Tenant's Pro Rata Share thereof for the preceding accounting period by a payment which is one-twelfth (1/12th) of Tenant's actual Pro Rata Share thereof for the immediately preceding accounting period, with adjustments as appropriate where such preceding period is less than a full twelve-month period. Appropriate adjustments shall be made for any partial month at the commencement of the Term and for any partial month or year at the end of the Term.

     With a thirty (30) day prior written notice to LANDLORD, TENANT shall have the right to audit the LANDLORD'S records, at LANDLORD'S main office during normal business hours, as they relate to the charges as contained under this Section 6, namely Additional Rent. Any adjustment to the original billing as a result of such audit, shall be made to the next regular Rent payment hereunder. This right to audit does not extend TENANT the right to withhold payment of such Real Estate Taxes or Operating Expenses.

7. Utilities. Tenant agrees to pay or cause to be paid, as Additional Rent, directly to the authority or party charged with the collection thereof, all charges for gas, electricity, light, heat, power, water, sewerage, telephone or other service used, rendered or supplied to or for the Tenant upon or in connection with the Premises throughout the Term of this Lease, and to indemnify Landlord and save it harmless against any liability or damages on such account. Tenant shall also at its sole cost and expense procure any and all necessary permits, licenses or other authorizations required for the lawful and proper maintenance and use upon the Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such services to and upon the Premises except such permits, licenses and authorizations which shall be required in connection with original construction of the Premises, which shall be obtained by Landlord. It is understood and agreed that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. If a charge shall be made from time to time by the public authority having jurisdiction of the Premises for the use of the sanitary sewer system, Tenant shall pay the share thereof equitably apportionable to the Premises. Tenant shall also pay for any sprinkler standby service charge equitably apportionable to the Premises. If the Premises are not separately metered, Tenant shall pay to Landlord, as billed and as additional Rent, its share of water and/or sewer bills. In case any such water and sewer charges are not paid by Tenant at the time when the same are payable, if to municipal officials, Landlord may nevertheless pay the same to such officials and charge Tenant the cost thereof, which charge shall become payable on the first day of the following month as Additional Rent.

8.   Tenant's Use of Premises and Miscellaneous Covenants.
     During the Term of this Lease Tenant shall use the Premises solely for the purposes listed in the Basic Data. Tenant agrees that it will not use, or permit or suffer the use of, the Premises or any part thereof for any other business or purpose. Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean and safe condition in accordance with all applicable laws, ordinances and government regulations. Tenant agrees that it will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, or which will prevent Landlord from procuring such policies from companies acceptable to Landlord.

     During the Term of this Lease, Tenant further covenants and agrees as follows:

     (a) Not to use the Premises for any use involving the emission of objectionable odors, fumes, noise or vibration, or, except to the extent previously consented to by Landlord in writing, involving the use, storage or disposition of toxic or hazardous substances or materials. Tenant covenants and agrees that it shall advise Landlord in writing of any materials or substances it deals with in any way on the Premises that may be deemed to be hazardous or toxic prior to such substances or materials being brought upon the Premises or Lot. In any event, Tenant shall strictly comply with all state, federal and municipal laws, regulations, guidelines and ordinances concerning the use, storage, handling and disposition of any substance or material that is or may be deemed to be toxic or hazardous and Tenant agrees to indemnify Landlord against any liability, including attorneys fees and costs, in connection therewith. At Landlord's request, Tenant shall provide Landlord with reasonable assurances that Tenant can and will comply with the foregoing and, if Landlord so requests, Tenant shall obtain insurance of such type and in such amount as Landlord may reasonably specify, such policy to name Landlord as an insured party and be obtained at Tenant's sole cost prior to such substances or materials being brought upon the Premises or Lot. Any such policy shall provide that it may not be cancelled or amended without thirty (30) days prior notice to Landlord, and shall be issued by a company or companies reasonably satisfactory to Landlord. Failure of Tenant to provide Landlord with such reasonable assurances or evidence of any reasonably requested insurance in connection with the bringing of such materials or substances upon the Premises or Lot shall be reasonable cause for Landlord to prohibit such substances or materials from being brought upon the Premises or Lot or, at Landlord's election, a default under this Lease.

     (b) Not to permit the use of the Premises for trucking of a character or volume greater than that customarily employed by other occupants of the Building or Lot or any use permitted under this Lease for which trucking of such character and volume is customary.

     (c) Not to place on the Premises or Building any placard or sign of advertising that the Premises or any part thereof may be sublet, nor to place any other sign or placard on the Premises or Building which is visible from the exterior of the Premises or Building without the written consent of Landlord, such consent shall not be unreasonably withheld, provided such sign or placard conforms with the park standards.

     (d) Not to injure, overload, deface or permit to be injured, overloaded, or defaced, the Premises or Building, and not to permit any holes to be made in the exterior of the building; and not to make, allow or suffer any waste or any unlawful, improper or offensive use of the Premises that shall be injurious to any person or property or invalidate any insurance on the Premises, Building or Lot or increase the premium thereof.

     (e) To conform to and comply with all state and municipal laws and with all requirements of any public body or officers having jurisdiction of the Premises and with the requirements or regulations of any Board of Fire Underwriters or insurance company insuring the Premises at the time with respect to the care, maintenance, use and nonstructural alteration of the Premises, all at Tenant's sole expense.

9. Repairs to and Maintenance of Premises by Tenant. Tenant shall keep the Premises, including without limitation, both the inside and outside of all doors and windows therein, in the same order and repair as they are in on the Commencement

     Date, reasonable wear and tear and damage by fire or other casualty normally insured under a so-called "extended coverage endorsement" only excepted; and to keep all fixtures and equipment on the Premises including, without limitation, all heating, plumbing, electrical, air-conditioning, ventilation and mechanical fixtures and equipment serving only the Premises in the same order and repair as they are in on the Commencement Date, reasonable wear and tear, damage by fire or other casualty normally insured under an "extended coverage endorsement" only excepted. Tenant shall, at it sole cost and expense, during the entire Term of this Lease, maintain in force a service contract providing for the repair and annual service and maintenance of all heating, ventilating and air conditioning equipment serving the Premises, such contract to be with a party reasonably acceptable to Landlord or, if Landlord should so elect, with a responsible party designated by Landlord, provided that the cost shall not exceed sales of other responsible contractors. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes. It is further agreed that the exception of reasonable wear and tear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair, and that except in case of fire or other casualty normally insured under an "extended coverage endorsement" there is no exception to the rule that all glass must be kept good and whole by Tenant. Tenant shall also be responsible for the cost of all repairs to the Building (including, without limitation, the structure and roof thereon and common areas therein) and the Lot if the same are occasioned by Tenant's or its employees', agents' or invitees' improper or negligent use thereof.

10.  Subletting and Assignment.

     (a) Tenant covenants and agrees not to assign, sell, mortgage, pledge or in any manner transfer this Lease or any interest therein or sublet in excess of thirty-five percent (35%) the Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by another person or entity without the prior written consent of Landlord, which consent shall not be unreasonably withheld provided all the provisions of this Paragraph 10 are complied with and subject to Landlord's right to terminate this Lease as set forth in this Paragraph
     10. Any such consent by Landlord shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the obligation of Tenant to obtain from Landlord consent to any other or subsequent assignment or subletting period. The collection of rent by Landlord from any assignee, subtenant or other occupant shall not be deemed an acceptance of the assignee, subtenant or occupant as tenant or release of Tenant from its obligation under this Lease.

     (b) Notwithstanding the provisions of Paragraph 10(a), above, any proposed assignee or sublessee submitted to the Landlord for approval must have the same or greater financial strength as Tenant and if such is not the case, Landlord's withholding of consent shall be reasonable. If Tenant shall request permission to assign this Lease or sublet the Premises or any part thereof Tenant shall, together with such request for consent thereto, inform Landlord of the rental and any other amounts to be paid by such assignee or subtenant in connection with such subletting or assignment regardless of the nomenclature such payment may take, the term of any subletting, and any financial information required or requested by Landlord to make the determination required by the first sentence of this Paragraph 10(b). Landlord shall have the right to terminate this Lease in lieu of consenting or reasonably withholding its consent to the proposed subletting or assignment, provided that Landlord shall exercise such right within forty-five (45) days of its receipt of Tenant's request for such consent and provided, further, that Tenant shall have the right to withdraw its request for such consent within fifteen (15) days after its receipt of such notice from Landlord, in which event such notice of termination shall become null and void. If this Lease shall be terminated pursuant to the provisions of the immediately preceding sentence, such termination shall become effective upon the last day of the calendar month next following Landlord's giving said notice of termination.

     (c) If Landlord consents in writing to an assignment or subletting, such consent shall be deemed conditioned upon Tenant's compliance with the following provisions and the failure to so comply shall be deemed to give Landlord reasonable cause for withholding or withdrawing its consent:

          (1)  The assignment or subletting must be,
          respectively, of all Tenant's leasehold interest or of the entire Premises and, in the case of an assignment, shall also transfer to the assignee all of Tenant's rights in and interests under this Lease, including but without limitation, the Security Deposit hereunder.

          (2)  At the time of such assignment or subletting, this

          Lease must be in full force and effect without any breach or default hereunder on the part of Tenant.

          (3) The assignee or sublessee shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease, including any accrued obligations at the time of the assignment or subletting.

          (4) A copy of the assignment or sublease and the original assumption agreement (both in form and content satisfactory to Landlord) fully executed and acknowledged by the assignee or sublessee, together with a certified copy of a properly executed corporate resolution authorizing such assumption agreement, shall be received by Landlord within ten (10) days from the effective date of such assignment or subletting.

          (5) Such assignment or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease including but without limitation the use permitted hereby and Tenant (and any assignee(s), subtenant(s) and guarantor(s) of this Lease) shall continue to be and remain primarily and unconditionally liable hereunder.

          (6) Tenant shall reimburse Landlord for Landlord's attorneys' fees for examination of and/or preparation of any documents in connection with such assignment or subletting.

          (7) Any rent, sum or other consideration to be paid or given in connection with such sublease or assignment, either initially or over time, in excess of the Annual Rent and/or Additional Rent and/or other charges to be paid under this Lease shall be paid directly to Landlord as if such amount were originally called for by the terms of this Lease as Additional Rent and Tenant shall be liable to Landlord for all such amounts.

     (d) Subject to the enumerated conditions of the preceding Paragraph 10(c), Landlord hereby consents to the assignment or subletting of the entire Premises to a corporation which is a wholly owned subsidiary of Tenant, or to a company that owns one hundred percent (100%) of all the issued and outstanding capital stock of Tenant. Notwithstanding any such assignment or subletting as provided in this Paragraph 10(d), such assignment or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and Tenant (and any assignee(s), subtenant(s) and guarantor(s) of this Lease) shall continue to be and remain liable hereunder.



11. Alterations. Tenant shall not modify the leasehold improvements or make any alterations to the Premises without first obtaining Landlord's prior written approval of such modifications and alterations; provided, however, Landlord shall not unreasonably withhold its consent to nonstructural alterations of the Premises.


12. Trash Removal. Tenant shall be responsible for the removal of its own trash, rubbish, garbage and refuse removal, at its sole cost and expense. Tenant shall not permit the accumulation of rubbish, trash, garbage and other refuse in and around the Premises. No rubbish, trash, garbage or other refuse shall be burned by Tenant in the Premises or elsewhere in the Building or Lot and all of the same shall be kept in suitable containers in the interior of the Premises (or in locations outside the Premises as Landlord may permit by notice in writing) until the same is picked up from the Premises and the Building and/or Lot. The removal agency selected by Tenant shall be subject to Landlord's reasonable approval. In the event Tenant fails to remove any accumulation of rubbish within twenty-four (24) hours after notice from Landlord to remove the same, Landlord shall have the right (but not the obligation) to remove the same, in which event the cost thereof shall be paid by Tenant as Additional Rent immediately upon demand.


13. Mechanic's Liens. Tenant will not permit to be created or to remain undischarged any lien, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or materialman or any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise which might be or become a lien or encumbrance or charge upon the Premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be impaired. If any lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work on the Premises shall be filed against the Premises, Building or Lot, or any part thereof, within ten (10) days after notice of the filing thereof Tenant shall cause the same to be discharged of record by payment or bond. If Tenant shall fail to cause such lien to be discharged within the period aforesaid then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event

     Landlord shall be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor or to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses, including without limitation reasonable attorneys fees, incurred by Landlord in connection therewith, together with interest thereon at the rate specified in Paragraph 19(d) from the respective dates of Landlord's making of the payment or incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord immediately upon demand.


14. Access to Premises. Landlord shall have free access to the Premises at all reasonable time (and in case of emergency at any time) for the purpose of examining the same or making such repairs, alterations, additions or improvements to the Premises, or the Building of which the Premises are a part, that Landlord may deem necessary or which Tenant has failed to do (but nothing in this Paragraph shall obligate Landlord to make any such repairs, alterations, additions or improvements) and also for the purpose of exhibiting the Premises and putting up notices "To Rent," or "For Sale", which notices shall not be removed, obliterated or hidden by Tenant. No forcible entry shall be made by Landlord unless such entry shall be reasonably necessary to prevent injury, loss or damage to persons or property, and Landlord shall repair any damage to property occasioned thereby. Landlord shall repair any damage to property of Tenant or anyone claiming under Tenant caused by or resulting from Landlord's making any such repairs, alterations, additions or improvements except only such damage as shall result from the entry to the Premises and/or the making of such repairs, alterations, additions or improvements which Landlord shall make as a result of an emergency or the default, negligence, fault or willful misconduct of Tenant or anyone claiming under or through Tenant. No action of Landlord pursuant to this Paragraph shall be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent or damages for any injury or inconvenience occasioned thereby.

15. Removal of Improvements. Except as otherwise hereinafter provided, all trade fixtures, furniture, furnishings and signs installed in the Premises by Tenant and paid for by it shall remain the property of Tenant and shall be removed by Tenant upon the expiration of the Term of this Lease or its earlier termination, provided (a) that any of such items as are affixed to the Premises and require severance may be removed only if Tenant shall repair any damage caused by such removal,
     (b) that Tenant shall have fully performed all of the covenants and agreements to be performed by it under the provisions of this Lease, and (c) that Tenant shall comply with the last sentence of this Paragraph. If the Tenant fails to remove such items from the Premises prior to the expiration of this Lease or earlier termination hereof, all such trade fixtures, furniture, furnishings and signs shall become the property of the Landlord. All lighting fixtures, heating and cooling equipment and all other installations, alterations, additions and improvements of a fixed nature to the Premises shall be and remain the property of Landlord on the ending of the Term hereof or any earlier termination of this Lease and shall not be removed from the Premises.

16. Tenant's Insurance Obligation. Tenant shall carry public liability insurance in a company or companies licensed to do business in the state in which the Premises are located and reasonably approved by Landlord. Said insurance shall be in minimum amounts reasonably required by Landlord from time to time by notice to Tenant and shall name Landlord as an additional insured, as its interests may appear, and Tenant shall provide Landlord with evidence, when requested, that such insurance is in full force and effect. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements above the building standard which are made by Landlord or Tenant in and to the Premises, which policies shall name Landlord as an additional insured. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant and each policy shall contain an endorsement that will prohibit its cancellation or amendment prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to Landlord. Tenant shall carry insurance in the initial amounts listed in the Basic Data and shall provide Landlord with certificates of such Tenant Insurance Requirements on or prior to the Commencement Date.

17. Repairs by Landlord. Landlord agrees to make all necessary repairs or alterations to the foundation, roof and structural parts of the exterior walls of the Premises. Notwithstanding the foregoing, if any of said repairs or alterations shall be made necessary by reason of repairs, installations, alterations, additions or improvements made by Tenant or anyone claiming under or through Tenant, by reason of the default, negligence, fault, or willful misconduct of such party, or by reason of a default in the performance or observance of any agreements, conditions or other provisions on the part of Tenant to be performed or observed, or by reason of any special use to which the Premises may be put, Tenant shall be liable for the cost of all such repairs or alterations as may be necessary. Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless (a) it shall have made such repairs or alterations or performed such other act negligently, or (b) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and Landlord shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act. As used in this Lease, the expression "exterior walls of the Premises" does not include glass, windows, doors or door frames, or window sashes or frames. Landlord shall make all necessary repairs to the common areas and shall maintain such common areas (except sidewalks abutting the Premises) reasonably clear of litter and shall perform snow handling to the extent required for business operations of the Building. The provisions of this Paragraph shall not apply in the case of damage or destruction by fire or other casualty or by eminent domain, in which events the obligations of Landlord shall be controlled by Paragraph 18 hereof.

18.  Damage or Destruction by Eminent Domain, Fire or Casualty.

     (a) In the event that the Premises and/or Building and/or Lot, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election shall be made by the giving of written notice by Landlord to Tenant within thirty (30) days after the right of election accrues. If by such taking Tenant is deprived of the use of more than thirty percent (30%) of the Square Footage of the Premises, or if by such fire or other casualty more than thirty percent (30%) of the Square Footage of the Premises shall be rendered untenable, and if Landlord does not within a reasonable time after notice from Tenant commence and diligently pursue to rebuild or repair, Tenant may at its option terminate this Lease by notice in writing to Landlord within thirty (30) days after the date of such damage or destruction, or within thirty (30) days after it has received notice of such taking, as the case may be. If either Landlord or Tenant exercises such option, this Lease shall terminate on the date designated in its notice of termination, which shall be not less than thirty (30) nor more than forty-five (45) days after the date of such notice.

     (b) If this Lease is not terminated pursuant to the provisions of Paragraph 18(a) above, this Lease shall continue in full force and effect and a just proportion of the Annual Rent shall be suspended or abated until the Premises shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence and to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction or taking, and subject to zoning and building laws then in existence. "Net proceeds of insurance recovered or damaged awarded" refers to the gross amount of such insurance or award less the reasonable expenses of Landlord in connection with the collection of same, including without limitations, reasonable fees and expenses for legal and appraisal services. In the case of a taking which permanently reduces the Square Footage of the Premises, the rent shall be abated for the remainder of the Term in proportion to the amount by which the Square Footage has been reduced.

     (c) Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except for damages to Tenant's fixtures, property or equipment, and for damages, if any, separately awarded for relocation expenses and business interruption, provided that none of the same shall reduce the damages or compensation which Landlord would otherwise recover.

19.  Tenant's Default.

     (a) Events of Default. The following shall be "Events of Default" under this Lease:

          (i)  If Tenant shall fail to pay any monthly
          installment of Annual Rent or Additional Rent when due, and such default shall continue for ten (10) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received a similar notice within three hundred sixty-five (365) days prior to such violation or failure;

          (ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for ten (10) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received a similar notice within three hundred sixty-five (365) days prior to such violation or failure;

          (iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after Landlord's written notice thereof to Tenant; provided that no such notice shall be required if Tenant has received a notice concerning the same matter within three hundred sixty-five (365) days prior to such violation or failure;

          (iv) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

          (v) the appointment of a receiver or custodian for all or a substantial portion of Tenant's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant's real or personal property;

          (vi) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (vii) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier;

          (viii) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors; or

          (ix) Tenant's interest in this Lease being taken on execution in any action against the Tenant.

     (b) Landlord's Remedies. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

          (i) Termination of Lease. Landlord may terminate this Lease by giving written notice of such termination to Tenant whereupon the mailing of such notice of termination addressed to Tenant, with or without notice or demand, this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Termination by notice as provided herein shall be effective and complete upon the mailing of notice and shall require no further action on the part of Landlord including, without limitation, resort to legal process under applicable law. Any other notice to quit or notice of Landlord's intention to reenter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

          (ii) Suit for Possession. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including reentry and possession, as may be applicable.

          (iii) Reletting of Premises. Should this Lease be terminated before the expiration of the Term of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the Term of this Lease without having paid the full rental for the remainder of such Term, Landlord shall have the option, but not the obligation, to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Annual Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees and expenses of placing the Premises equal to that of the time of Lease execution. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

          (iv) Acceleration of Payment. If Tenant shall fail to pay any monthly installment of Annual Rent and/or Additional Rent pursuant to the terms of this Lease, within ten (10) days of the date when each such payment is due, for three (3) consecutive months, or three (3) times in any period of twelve (12) consecutive months, then Landlord may, by giving written notice to Tenant, exercise any of the following options: (A) declare the rent reserved under this Lease for the next six (6) months (or at Landlord's option for a lesser period) to be due and payable within ten (10) days of such notice; or (B) require an additional security deposit to be paid to Landlord within ten (10) days of such notice in an amount not to exceed six (6) months rent. Landlord may invoke any of the options provided for herein at any time during which an Event of Default remains uncured.

          (v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time or reletting or the expiration of the Term of this Lease. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney's fees and court costs reasonably incurred.

          (vi)  Anticipatory Breach; Cumulative Remedies.
          Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity, whether or not mentioned herein. Landlord's election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall Landlord ever be deemed to have elected one or more remedies to the exclusion of any other remedy or remedies. Any and all rights and remedies that

          Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

     (c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Annual Rent, Additional Rent or any other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Annual Rent, Additional Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

     (d) Right of Landlord to Cure Tenant's Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is four percent (4%) greater than the "base lending rate" then in effect at The First National Bank of Boston, Boston, Massachusetts, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Annual Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

     (e) Late Payment. If Tenant fails to pay any installment of Annual Rent and/or Additional Rent within ten (10) days after the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is four percent (4%) greater than the "base lending rate" then in effect at The First National Bank of Boston, Boston, Massachusetts, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Annual Rent due, or if payments have been accelerated pursuant to this Paragraph 19, due and payable immediately.

     (f) Lien on Personal Property. Landlord shall have a lien upon all the personal property of Tenant moved into the Premises, as and for security for the Annual Rent, Additional Rent and other obligations of Tenant herein provided. In order to perfect and enforce said lien, Landlord may, at any time after default by Tenant in the payment of Annual Rent, Additional Rent or default of other obligations to be performed or complied with by Tenant under this Lease, seize and take possession of any and all personal property belonging to Tenant that may be found in and upon the Premises. If Tenant fails to redeem the property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of Annual Rent, Additional Rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property as aforesaid, the same shall be held by Landlord as additional Security Deposit. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provisions of this Lease.

20.  Liability of Landlord; Indemnification.

     (a) Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises, Building or Lot, (ii) the interruption in the use of the Premises, (iii) accident or damage to persons or property resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of the Premises or of any elevators or heating, cooling, electrical or plumbing equipment or apparatus in the Premises or Building, (iv) the termination of this Lease by reason of the destruction of the Premises,
     (v) any fire, robbery, theft, mysterious disappearance and/or any other casualty, (vi) any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever, or
     (vii) for any personal injury arising from the use, occupancy and condition of the Premises, unless such personal injury is caused by the gross negligence of Landlord, or a willful act or failure to act on the part of Landlord. Tenant shall not be entitled to any abatement or diminution of rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Any goods, property or personal effects of Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members or guests, stored or placed in or about the Premises, Building or Lot shall be at their risk, and the Landlord shall not in any manner be held responsible therefor. The employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building by Tenant. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment and/or improvements in or to the Premises and Tenant shall have full responsibility therefor and shall bear the full risk of loss thereto. It is expressly understood and agreed that Tenant shall look to its business interruption and property damage insurance policies, and not to Landlord or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, other than clause (a)(vii) above, and that said policies shall contain waiver of subrogation clauses.

     (b) If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed or be guilty of negligence with regard to any party claiming by, under or through Tenant and, as a consequence of such default or negligence, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereof against the right, title and interest of Landlord in the Premises, Building and Lot, and neither Landlord nor any of the partners designated herein as Landlord comprising any partnership designated herein as

     Landlord or any trustees or beneficiaries designated herein as Landlord shall be personally liable for any judgment rendered against Landlord or any deficiency thereunder, except as provided below. It is agreed that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Premises, Building and Lot and the rents or other income therefrom as hereinbefore expressly provided, except as provided below. In the event of sale or other transfer of Landlord's right, title and interest in the Premises, Building and Lot, or in the event that Landlord's interest in the Premises is worth less than One Million and 00/100 ($1,000,000.00) Dollars then Landlord shall be liable to the Tenant for a sum not to exceed One Million and 00/100 ($1,000,000.00) Dollars and, Landlord shall be released from all liability and obligations hereunder in excess thereof. If all or any part of Landlord's interest in this Lease shall be held by a trust, no trustee, shareholder or beneficiary of such trust shall be personally liable for any of the covenants or agreements, expressed or implied, hereunder. IN NO EVENT SHALL LANDLORD EVER BE PERSONALLY LIABLE TO TENANT OR ANYONE CLAIMING BY, UNDER OR THROUGH TENANT FOR CONSEQUENTIAL DAMAGES, SUCH DAMAGES OR CLAIMS THEREFOR BEING HEREBY EXPRESSLY WAIVED BY TENANT.

     (c) Tenant hereby agrees to indemnify and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorney's fees) incurred by or claimed against Landlord, directly or indirectly, which is occasioned by or results from any default hereunder or any willful or negligent act or omission on the part of Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members and guests, or as a result of or in any way arising from Tenant's use and occupancy of the Premises, Building and/or Lot or in any other manner which relates to the business of Tenant. Any such cost, damage, claim, liability or expense incurred by Landlord for which Tenant is obligated to reimburse Landlord shall be deemed Additional Rent due and payable as Additional Rent upon demand by Landlord. It is expressly understood and agreed that Tenant's liability under this Lease extends to the acts and omissions of any subtenant or assignee and any agent, employee, contractor, invitee, licensee, customer, client, family member and guest of any subtenant or assignee.

21. Lease Not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and on its behalf to execute and record such instrument, such appointment being coupled with an interest and irrevocable.

22. Severability. It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties that if a provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

23. Delays. In any case where either party hereto is required to do any act, other than the payment of money including without limitation Annual Rent and Additional Rent, and is delayed in so doing by reason of or resulting from an Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control, such period of time shall not be counted in determining the time during which such work or act shall be completed, whether such time shall be designated by a fixed date, a fixed time or "a reasonable time".

24. Estoppel Certificates. Tenant and Landlord each agree from time to time, upon not less than fifteen (15) days prior written request, to execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect, or if modified, stating the modifications; that the requested party has no defenses, offsets or counterclaims against its obligations under this Lease (including Tenant's obligation to pay Annual Rent and Additional Rent) or, if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail; and setting forth the dates to which the Annual Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the Premises, Building and/or Lot, or any prospective assignee of any such mortgage, or any prospective assignee of this Lease, or any other similarly interested party.

25. Waiver of Subrogation. Tenant and Landlord each hereby release the other to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant, Landlord or their agents. Tenant and Landlord agree that their respective policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or Landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.

26. Waiver. No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a forfeiture, or any other reasons, and no waiver of any condition or covenant shall be valid unless it be in writing signed by Landlord. No waiver by Landlord in respect to one tenant of the Building or Lot shall constitute a waiver in favor of any other tenant, nor shall the waiver or a breach of any condition or covenant be claimed or pleaded to excuse a future breach of the same condition or covenant. The mention in this Lease of any specific right or remedy shall not preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity; and for the purpose of any suit by Landlord brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained as successive periodic sums shall mature under this Lease. It is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovering of said sum or sums so omitted at a later time.

27. Surrender and Holding Over. Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration of the Term of this Lease or its earlier termination in any way, broom clean and in as good condition and repair as the same shall be at the commencement of said Term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and tear, subject to Paragraph 9 of this Lease, only excepted), and shall deliver the keys at the office of Landlord or Landlord's agent. Should Tenant or any party claiming under Tenant remain in possession of the Premises, or any part thereof, after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall upon demand pay to Landlord, as liquidated damages, a sum equal to double the Annual Rent, Additional Rent and any other sums to be paid as specified herein for any period during which Tenant shall hold the Premises after the stipulated Term of this Lease may be terminated or have expired.

28. Lease Inures to Benefit of Successors and Assigns. Subject to the provisions hereof, this Lease and all the terms, covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon their respective successors and assigns including, without limitation, their heirs, personal representative, debtor in possession, trustee, custodian, receiver, or any similar functionary serving in proceedings brought by or against Landlord or Tenant (or their respective successors and assigns) under the Bankruptcy Code (as now or hereafter in effect), Insolvency Laws, or any similar laws relating to bankruptcy, insolvency or the adjustment of debts, provided, however, that no subletting or assignment by, from, through or under Tenant in violation of the provisions hereof shall vest in the subletees or assigns any right, title or interest whatever.

29. Quiet Enjoyment. Landlord hereby covenants and agrees that if Tenant shall perform all the covenants, agreements and other provisions herein stipulated to be performed or observed on Tenant's part, Tenant shall at all time during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises without any manner of molestation or hindrance from Landlord or any person or persons lawfully claiming under Landlord, subject, however, to the terms of this Lease and any instruments having a prior lien. The rights granted by this Paragraph are in lieu of any other rights Tenant may have by statute or at law. LANDLORD shall use its best efforts to obtain a Non-Disturbance agreement from LANDLORD'S existing mortgagee.

30. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.


31. Notices. Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such notice or consent by registered or certified mail, return receipt requested, postage prepaid, addressed, if to Landlord, at the address hereinabove specified, and, if to Tenant, at the address hereinabove specified if prior to the Commencement Date and thereafter to the Premises, or at such other address as may be specified from time to time in writing sent to the other party by like notice. Notices so given shall be deemed to be given and effective at the time they are received or three (3) days after deposit with the United States Postal Service, whichever is earlier.

32. Interpretation. Wherever either the word "Landlord" or "Tenant" is used in this Lease, it shall be considered as meaning the parties respectively, wherever the context permits or requires, and when the singular and/or neuter pronouns are used herein, the same shall be construed as including all persons and corporations designated respectively as Landlord or Tenant in this instrument wherever the context requires.

33. Paragraph Headings. The paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

34. Broker's Commissions. Tenant warrants that other than Robert Conrad of The Conrad Group, there are no claims for broker's commission or finder's fees in connection with its execution of this Lease or the tenancy hereby created and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorneys fees.

35. Interruption of Services. With respect to any services furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or its servants, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages.


36. Subordination. Upon the written request of Landlord, Tenant shall enter into a recordable agreement with the holder of any present or future mortgage of the Premises, Building or Lot which shall provide that (i) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgagee, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action), (iii) this Lease shall continue in full force and effect, and (iv) Tenant's rights hereunder shall not be disturbed, except as in this Lease provided. The word "mortgage" as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord's interest in this Lease given as collateral security for any obligation of Landlord.

37. Modification. In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, which includes the Premises as part of the mortgaged Premises, shall request any modification of any of the provisions of this Lease, other than a provision directly related to the Annual Rent, Additional Rent or other sums payable hereunder, the duration of the Term hereof, or the size, use or location of the Premises, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease in the event of foreclosure or other similar action taken by such holder or prospective holder or by anyone claiming by, through or under such holder or prospective holder.

38. Multiple Parties. If Tenant shall consist of more than one person or if there shall be a guarantor of Tenant's obligations, then the liability of all such persons, including the guarantor, if any, shall be joint and several.

39. Submission Not an Option. The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation of, or option for the Premises and shall vest no right in any party. Tenant or anyone claiming under or through Tenant shall have the rights to the

     Premises as set forth herein and this Lease becomes effective as a Lease only upon execution, acknowledgement and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.

40. Financial Information. It is hereby understood and agreed that TENANT will supply to the LANDLORD, on a quarterly basis, a copy of TENANT'S 10Q report within forty-five (45) days following TENANT'S quarter end and on an annual basis, a copy of TENANT'S 10K report within ninety (90) days following TENANT'S year end. Any information obtained by LANDLORD pursuant to the provisions of this Paragraph shall be treated as confidential, except that LANDLORD may disclose such information to its lenders.

41. Tenant's Right to Terminate. In the event Tenant is not in material default of any of the terms, conditions and covenants of this Lease and any Amendments made hereto, during the Term hereof, beyond the expiration of any applicable notice and grace periods ("material" for the purpose of this Section 41 shall mean a failure at any one time to pay two (2) months of Rent), Tenant shall have the right to terminate this Lease after the fifth (5th) full year of the Lease Term, subject to the following terms and conditions:

     (i) Tenant shall provide on or before the end of the forty-fifth (45th) full month of the Lease Term written notice by certified or registered mail exercising said termination right (hereinafter known as "Termination Notice"); and (ii) said Termination Notice shall be accompanied with a non-refundable certified check in the amount of FIFTY THOUSAND AND 00/100 Dollars, as payment for this early termination.

     Notwithstanding the foregoing, in the event the Tenant exercises the aforementioned termination right, Rent, Additional Rent, and all other charges will be due and payable until the later of (i) the date Tenant fully vacates the Premises or (ii) the sixtieth (60th) full month of the Lease Term.

42. Guaranty. One (1) Corporate Guaranty is attached hereto and made a part hereof.

43. Traffic Officer. Tenant shall pay to Landlord, in advance of the first day of each month, Tenant's proportionate share of the cost to Landlord, calculated in the same manner as Tenant's proportionate share of the operating expenses, for a traffic control police officer located at the entrance to

     South Braintree Park, between the hours of 3:00 p.m. and 7:00 p.m., Monday through Friday (holidays excluded).

44. Entire Agreement. This Lease and the exhibits and any rider attached hereto, set forth all the covenants, promises, agreements conditions, representations and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes any proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises, or the Building of which the Premises are a part, or the Lot, except as herein expressly set forth.



     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease to be signed in triplicate, under seal, as of the day and year first above written, one copy for Tenant and two copies to Landlord.

Witness as to Landlord:   Landlord:  Thomas J. Flatley d/b/a
                                     The Flatley Company


/s/ Mary P. XXXXXXX                  /s/ Thomas J. Flatley
- ---------------------                -----------------------
                                     By   Thomas J. Flatley
                                     Its  President


Witness as to Tenant:       Tenant:  DataTrend, Inc.


/s/ Kerry A. Fazzina                 /s/ Mark A. Hanson
- ---------------------                -----------------------
                                     By
                                     Its President

                                         Duly Authorized

                            GUARANTY

     IN CONSIDERATION of the execution and delivery of the within Lease dated the 27 day of October, 1995, by and between Thomas J. Flatley d/b/a The Flatley Company, as Landlord, and DataTrend, Inc., as Tenant, the undersigned, Babystar, Inc., having its place of business at 165 University Ave., Westwood, MA 02070, does hereby guarantee, jointly and severally, to the Landlord, its successors and assigns, in the event of a default by the Tenant in the within Lease, the payment of rental reserved in the within Lease and the performance by the Tenant of its covenants and agreements therein contained. This Guaranty and the limits set forth herein, shall not limit the rights of the Landlord as contained in the Lease in the event of any defaults by Tenant.

     The undersigned hereby expressly waives notice of all defaults and agrees that the waiver of any rights by the Landlord against the Tenant, arising out of defaults by the Tenant or otherwise, shall not in any way modify or release the obligations of the undersigned.

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed at Westwood, MA, this 27 day of October, 1995.

                                     Babystar, Inc.



/s/ Kerry A. Fazzina                 /s/ Mark A. Hanson
- -----------------------              ---------------------
Witness                              By:
                                     Its: President



STATE OF Mass                 )
                              )  SS.
COUNTY OF Norfolk             )

                                                October 27, 1995.

     Then personally appeared Mark A. Hanson to me known to be the individual who acknowledged himself to be the President of Babystar, Inc., and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Westwood, Mass, this 27 day of October, l995.


                           /s/ Helen M. Vess
                           ---------------------------
                           Notary Public
                           My commission expires: April 29, 1999

COMMONWEALTH OF MASSACHUSETTS )
                              )  SS.
COUNTY OF NORFOLK             )

                                   October 27, 1995.

     Then personally appeared Thomas J. Flatley to me known to be the individual who acknowledged himself to be the President of The Flatley Company, Landlord, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Braintree, Massachusetts, this 27th day of October, l995.

                              /s/ Mary P. XXXXXXXXX
                              ------------------------
                              Notary Public
                              My commission expires: August 29, 1997


STATE OF   Mass               )
                              )  SS.
COUNTY OF  Norfolk            )

                                      October 27, 1995.

     Then personally appeared Mark A. Hanson to me known to be the individual who acknowledged himself to be the President of DataTrend, Inc., Tenant, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Westwood, Mass, this 27 day of October, l995.


                               /s/ Helen M. Vess
                               ------------------------
                               Notary Public
                               My commission expires: April 29, 1999

                                  Exhibit "A"

                                  Floor Plans

                                  Exhibit "B"

                                Landlord's Work



LANDLORD shall construct TENANT'S Premises in accordance with a mutually agreed upon floor plan.


1. LANDLORD to supply and install a freight lift to access the 20' high mezzanine. The platform size to be of sufficient size to accommodate two pallets and a weight load of 2,000 lbs. The lift is to be enclosed with electrically interlocked gates on both levels for safety. On the lower level the platform will be recessed so as to allow level access to the platform.

2. LANDLORD to supply and install one (1) 2' x 6' ground sign identifying the TENANT and to install the company's name on the park directory.

3. LANDLORD to power wash and seal all the concrete flooring in the warehouse.